CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the use in this Post-Effective Amendment No. 5 to the Registration Statement of The New York Opportunity Funds., on Form N-1A (File Nos. 333-17381 and 811-7963) of our report dated May 19, 2000, relating to the financial statements and financial highlights of The New York Equity Fund, which appear in such Registration Statement. We also consent to the references to us under the headings "Financial Statements", "Experts", "Independent Accountants" and "Financial Highlights" in such Registration Statement.


New York, New York
July 26, 2000